UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Former name: REG Newco, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 15, 2014, at 10:00 a.m. central time, at the Company’s executive offices. A total of 30,222,255 shares of the Company’s Common Stock were present in person or by proxy at the Annual Meeting, representing 77.79% of the total number of shares outstanding and entitled to vote at the meeting and a quorum for all matters before the stockholders.

The number of votes cast for, against or withheld, as well as abstentions, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:

Proposal No. 1 – Election of Directors

The Company’s stockholders elected two directors to the Company’s Board of Directors (the “Board”), each for a three-year term.

	FOR	AGAINST	ABSTAIN
Jeffrey Stroburg	21,938,382	1,349,914	153,015
Christopher Sorrells	21,032,498	2,246,851	161,962

Proposal No. 2 – Approval of the Renewable Energy Group Annual Incentive Plan

The proposal to approve the Renewable Energy Group Amended and Restated 2009 Stock Incentive Plan was approved by the votes of the stockholders of the Company indicated below.

FOR	AGAINST	ABSTAIN
22,556,770	683,858	200,683

Proposal No. 3 – Advisory Vote to Approve the Compensation of Executive Officers

The allocation of votes of the stockholders of the Company for the non-binding advisory vote to approve the compensation of the Company’s named executive officers was a follows:

FOR	AGAINST	ABSTAIN
22,975,101	246,845	219,365

Proposal No. 4 - Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved by the votes of the stockholders of the Company indicated below.

FOR	AGAINST	ABSTAIN
29,796,930	86,536	338,789

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2014

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer